UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) January 17, 2019

 AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 17, 2019, AutoNation, Inc. (the “Company”) entered into a Separation Agreement and General Release of All Claims (the “Separation Agreement”) with Thomas M. Conophy in connection with his separation from the Company effective as of January 7, 2019.  Pursuant to the terms of the Separation Agreement, in consideration for, among other things, his compliance with certain restrictive covenants and all other existing agreements between him and the Company, and subject to his non-revocation of a release of claims, the Company agreed to pay to Mr. Conophy:

•	an initial installment of $437,426 and 35 installments of $43,917 payable in accordance with the Company’s normal payroll schedule, and

•	a payment equal to the cost of health insurance coverage, grossed up for taxes, for an 18-month period.
Mr. Conophy’s outstanding equity awards will be governed by the terms of his award agreements and the Company’s equity plans. The Separation Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing summary of the Separation Agreement is qualified in its entirety by reference to such agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Separation Agreement and General Release of All Claims entered into by and between AutoNation, Inc. and Thomas M. Conophy on January 17, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	January 24, 2019	By:	/s/ C. Coleman Edmunds
C. Coleman Edmunds
Executive Vice President, General Counsel and Corporate Secretary